SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
TAG-IT PACIFIC, INC.
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TAG-IT PACIFIC, INC.
_____________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
_____________________________________________________

TIME	9:00 a.m. Pacific Daylight Savings Time on July 31, 2006

PLACE	Hilton Hotel
6360 Canoga Avenue
Woodland Hills, California 91367

ITEMS OF BUSINESS
(1)   To elect three Class III members of the Board of Directors for three-year terms. The persons nominated by our Board of Directors (Messrs. Mark Dyne, Colin Dyne and Raymond Musci) are described in the accompanying Proxy Statement;

(2) To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 100,000,000;

(3)   To approve an amendment to the Company’s 1997 Stock Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan from 3,077,500 to 6,000,000 shares;

(4)   To approve an amendment to the 1997 Stock Plan to increase the number of shares of common stock that may be issued pursuant to awards granted to any individual under the plan in a single year to 50% of the total number of shares available under the plan; and

(5) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you were a stockholder of the Company at the close of business on June 15, 2006.

PROXY VOTING
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting.

Woodland Hills, California
June 19, 2006
/s/ Lonnie D. Schnell
Lonnie D. Schnell
Chief Financial Officer

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

TAG-IT PACIFIC, INC.
21900 BURBANK BOULEVARD, SUITE 270
WOODLAND HILLS, CALIFORNIA 91367

PROXY STATEMENT

These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Tag-It Pacific, Inc., a Delaware corporation (“Tag-It” the “Company”, “we” or “us”), of Proxies to be voted at our 2006 Annual Meeting of stockholders and at any adjournments or postponements.

You are invited to attend our Annual Meeting of stockholders on July 31, 2006, beginning at 9:00 a.m. Pacific Daylight Savings Time. The meeting will be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367.

Stockholders Entitled to Vote.

Holders of Tag-It common stock at the close of business on June 15, 2006 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of June 15, 2006, there were 18,376,180 shares of common stock outstanding.

Mailing of Proxy Statements.

We anticipate mailing this Proxy Statement and the accompanying Proxy to stockholders on or about June 30, 2006.

Proxies.

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareowners can vote by written Proxy card. Your submitting the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a share owner of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

Quorum.

The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters, including the proposed amendments to our 1997 Stock Plan, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

Voting.

Each share of Tag-It common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

Election of Directors.

The three nominees for Class III director receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Amendment of the Company’s Certificate of Incorporation.

The approval of the amendment to the Company's Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of common stock as of the record date.

Amendments of the 1997 Stock Plan.

The approval of each of the amendments of the 1997 Stock Plan will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. Broker non-votes will not be counted as votes cast for or against the proposed amendments of the 1997 Stock Plan.

Other Matters.

At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

In the event a shareholder proposal was not submitted to the Company prior to the date of this Proxy Statement, the enclosed Proxy will confer authority on the Proxy holders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no shareholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxy holders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors’ nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:    ELECTION OF DIRECTORS

Item 1 is the election of three members of the Board of Directors. In accordance with our Certificate of Incorporation, the Board of Directors is grouped into three classes. At each Annual Meeting, directors constituting one class are elected, each for a three-year term. Our bylaws presently provide that the number of directors shall not be less than two nor more than nine, with the exact number to be fixed from time to time by resolution of our Board of Directors. The number of directors is currently fixed at nine.

The Class III directors whose terms expire at the 2006 Annual Meeting are Mark Dyne, Colin Dyne and Raymond Musci. The Class I directors are serving terms that expire in 2007, and the Class II directors are serving terms that expire in 2008. Three Class III directors will be elected at the Annual Meeting.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees as Class III directors:

Mark Dyne
Colin Dyne
Raymond Musci

If elected, Mark Dyne, Colin Dyne and Raymond Musci are expected to serve until the 2009 Annual Meeting of stockholders. The three nominees for election as Class III directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees, other directors whose terms of office continue after the Annual Meeting, and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to nominees, continuing directors and officers of the Company as of June 15, 2006:

Name	Age	Position
Mark Dyne (1)	45	Chairman of the Board of Directors
Stephen P. Forte	38	Chief Executive Officer and Director
Colin Dyne (1)	43	Vice Chairman of the Board of Directors
Jonathan Burstein (2)	40	Executive Vice President of Operations, Secretary and Director
Kevin Bermeister	45	Director
Susan White	56	Director
Raymond Musci	45	Director
Joseph Miller	42	Director
Brent Cohen	47	Director
Lonnie D. Schnell	57	Chief Financial Officer
Wouter van Biene	56	Chief Operating Officer

(1)	Colin Dyne and Mark Dyne are brothers.
(2)	Jonathan Burstein is Colin Dyne’s and Mark Dyne’s brother-in-law.

Class III Directors: Terms Expiring In 2006

Mark Dyne
Mr. Dyne has served as Chairman of the Board of Directors since 1997. Mr. Dyne currently serves as the Chief Executive Officer and the Managing Partner of Europlay Capital Advisors, LLC, a merchant banking and advisory firm. Mr. Dyne previously served as Chairman and Chief Executive Officer of Sega Gaming Technology Inc. (USA), a gaming company, and Chairman and Chief Executive Officer of Virgin Interactive Entertainment Ltd., a distributor of computer software programs and video games based in London, England. Mr. Dyne was a founder and director of Packard Bell NEC Australia Pty. Ltd., a manufacturer and distributor of personal computers through the Australian mass merchant channel, and he was a founder and former director of Sega Ozisoft Pty Ltd., a leading distributor of entertainment software in both Australia and New Zealand.

Member: Governance Committee

Colin Dyne
Currently, Mr. Dyne serves as Vice Chairman of the Board of Directors and has served as a Director since 1997. Mr. Dyne founded Tag-It, Inc., one of our subsidiaries, in 1991 with his father, Harold Dyne. Mr. Dyne served as our President from inception and as our Chief Executive Officer from 1997 to 2005. Before founding Tag-It, Inc. in 1991, Mr. Dyne worked in numerous positions within the stationery products industry, including owning and operating retail stationery businesses and servicing the larger commercial products industry through contract stationery and printing operations.

Raymond Musci
Mr. Musci has served as a Director of the Company since June 2005. From October 1999, Mr. Musci has served as the President and Chief Executive Officer and a director of BAM! Entertainment, Inc., a publicly traded company that develops, publishes and distributes entertainment software products and video games. Mr. Musci currently serves as a director of Brilliant Digital Entertainment, Inc., a publicly traded corporation (OTCBB: BDEI). From May 1990 to July 1999, Mr. Musci served as the President, Chief Executive Officer and as a director of Infogrames Entertainment, Inc. (formerly Ocean of America, Inc.), a company that develops, publishes and distributes software products. Mr. Musci also previously served as a director of Ocean International, Ltd., the holding company of Ocean of America, Inc. and Ocean Software, Ltd., and as Executive Vice President/General Manager of Data East USA, Inc., a subsidiary of Data East Corp., a Japanese company.

Member: Audit Committee

Class I Directors: Terms Expiring In 2007

Joseph Miller
Mr. Miller has served on the Board of Directors since June 2005. Since 2003, he has been a Managing Director of Europlay Capital Advisors, LLC, a merchant banking and advisory firm. From 1998 to 2003, Mr. Miller was a Senior Vice President at Houlihan Lokey Howard & Zukin, a leading middle-market investment bank.. From 1994 to 1998, Mr. Miller served as the Vice President, Corporate Development for Alliance Communications Corporation, Canada’s leading independent producer and distributor of filmed entertainment. Mr. Miller has bachelor’s degree in Economics and Business from the University of California, Los Angeles.

Member: Audit Committee

Brent Cohen
Mr. Cohen has served on the Board of Directors since 1998. Mr. Cohen has served as Chief Executive Officer and a director of Dovebid Inc. since August 2005. Mr. Cohen served as President and was a member of the Board of Directors of First Advantage Corporation (formed by the merger of US Search and First American Financial screening companies) in June 2003. Mr. Cohen served as Chairman of the Board, President and Chief Executive Officer of US Search from February 2000 until June 2003. From July 1987 through October 1998, Mr. Cohen held senior management positions with Packard Bell NEC (formerly Packard Bell Electronics), including Chief Operating Officer, Chief Financial Officer and President—Consumer and International. Subsequently, Mr. Cohen served on the board of advisors and directors of several companies from October 1998 through January 2000. From January 1980 through December 1982 and from January 1985 through June 1987 Mr. Cohen held various management positions in both the management consulting and auditing practice of Arthur Young & Company (now Ernst & Young). Mr. Cohen holds a Bachelor of Commerce degree, a Graduate Diploma in Accounting and an MBA from the University of Cape Town in South Africa. He is also a chartered accountant.

Member: Compensation, Nominating and Governance Committees

Kevin Bermeister
Mr. Bermeister has served on our Board of Directors since 1999. He has been a director of Brilliant Digital Entertainment, Inc. (OTCBB: BDEI) since August 1996 and has served as its President since October 1996 and as its Chief Executive Officer since the beginning of 2001. Mr. Bermeister is a director of Sega Ozisoft Pty. Ltd. and previously served as its Co-Chief Executive Officer. Mr. Bermeister is a founder of Sega Ozisoft which commenced business in 1982. Mr. Bermeister also is a director of Packard Bell NEC Australia Pty. Ltd. and Jacfun Pty. Ltd. Jacfun owns the Darling Harbour property occupied by the Sega World indoor theme park in Sydney, Australia. Mr. Bermeister has served on numerous advisory boards, including Virgin Interactive Entertainment Ltd.

Member: Compensation and Nominating Committees

Class II Directors: Terms Expiring In 2008

Stephen P. Forte
Mr. Forte has served as our Chief Executive Officer since October 2005. Mr. Forte was appointed to the Board of Directors in March 28, 2006. Prior to joining us Mr. Forte served as a principal at the Forte Group, LLC, a business development consulting company founded by Mr. Forte in February of 2005, which focuses on assisting U.S. companies expand business overseas and foreign corporations expand their business in the U.S. Prior to founding the Forte Group, Mr. Forte served as President of Ascendent Telecommunications, Inc., a premier voice mobility company, which he founded in 1999. Before launching Ascendent, Mr. Forte founded Travelers Telecom (aka Wilshire Cellular) in 1993, a leading cellular rental provider and wireless carrier for short term users and government. Mr. Forte earned a bachelor’s degree from the University of Southern California and an MBA from George Washington University. He currently serves on the Board for the School of Business at The George Washington University, and serves as a mentor at the Marshall School of Business, at the University of Southern California.

Susan White
Ms. White has served on the Board of Directors since June 2005. Ms. White has served as Chief Executive Officer and President of Brand Identity Solutions, LLC, a branding, marketing and licensing consulting company, since 1984. Ms. White has also served as Chief Executive Officer and President of Whitespeed, LLC, an Internet design, branding and marketing company, since 2000. Ms. White also previously served as Director of Marketing and Advertising Worldwide for Warnaco from November 1997 through August 1999. Ms. White received a BA from Bay State College.

Jonathan Burstein
Mr. Burstein has served as our Vice President of Operations since 1999 and has served on our Board of Directors since 1999. During this period, Mr. Burstein has been responsible for many of the internal operations of the Company, including logistics, purchasing and managing key customer relationships. From 1987 until 1999, Mr. Burstein has been responsible for managing many of our largest customer accounts. Mr. Burstein has served as our Secretary since November 2004.

Other Executive Officers

Lonnie D. Schnell
Mr. Schnell joined the Company in January 2006 as our Chief Financial Officer. Mr. Schnell served as Vice President of Finance for Capstone Turbine Corporation, a manufacturer of micro-turbine electric generators from 2004 until 2005. From 2002 to 2004 Mr. Schnell served as Chief Financial Officer of EMSource, LLC, an electronic manufacturing service company. Prior to EMSource, in 2002, Mr. Schnell served as Chief Financial Officer of Vintage Capital Group, a private equity investment firm. From 1999 through 2002, Mr. Schnell served as Chief Financial Officer of Need2Buy, Inc. a business-to-business internet marketplace for electronic components. Mr. Schnell has completed an executive MBA program with the Stanford University Executive Institute, and earned his Bachelor of Science in Accounting at Christian Brothers University. Mr. Schnell is a Certified Public Accountant with experience in the international accounting firm of Ernst & Young LLP.

Wouter van Biene
Mr. van Biene joined the Company in March 2006 as our Chief Operating Officer. Prior to joining us, Mr. van Biene served as Senior Vice President - Operations for Ascendent Telecommunications Inc., a provider of mobile telecommunications solutions, from 2002 through February 2006. Prior to joining Ascendent, Mr. van Biene served from 2001 to 2002 as CFO of AbraComm Inc., a private, high tech start up company in the telecommunications arena, and from 2000 to 2001 as Vice President of Operations of CentreCom, another high tech telecommunications firm. Earlier in his career, Mr. van Biene served as CIO of UStel, Inc, a regional Long Distance Carrier and as Founder/CFO of Consortium 2000, Inc. a telecommunications marketing organization. Prior to that, Mr. van Biene held several executive positions over a fourteen-year time span at American Medical International, Inc. Mr. van Biene holds a Masters degree in Economics and Business Administration from the University of Amsterdam in the Netherlands.

Board Meetings and Committees.

The Board of Directors held 12 general meetings during fiscal 2005. The Board of Directors also acted 2 times by unanimous written consent during fiscal 2005. Each current director attended at least 75% of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2005, with the exception of Kevin Bermeister who attended 42% of the Board of Director meetings. While the Company has not established a policy with respect to members of the Board of Directors attending annual meetings, directors are generally in attendance at the annual meeting of shareholders. The Board of Directors maintains an audit committee, a compensation committee, a nominating committee and a governance committee.

Audit Committee. We currently have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The roles and responsibilities of the audit committee are set forth in a written charter adopted by the Board and approved by the committee. The audit committee approves the engagement of the independent registered public accounting firm, reviews the scope of the audit to be conducted by the independent registered public accounting firm and meets quarterly with the independent registered public accounting firm and our Chief Financial Officer to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls. The audit committee reports its recommendations as to the approval of our financial statements to the Board of Directors. All audit committee members are independent directors as defined in the listing standards of the American Stock Exchange (“AMEX”).

The Audit Committee currently consists of Messrs. Musci and Miller. Messrs. Musci and Miller both meet the AMEX financial knowledge requirements, and the Board of Directors has further determined that Mr. Musci (i) is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and (ii) meets the AMEX professional experience requirements. We are currently not in compliance with the AMEX listing requirement that we maintain an audit committee of at least three independent board members. The audit committee held 9 meetings during fiscal 2005. The audit committee acted 1time by unanimous written consent during fiscal 2005.

Compensation Committee. The compensation committee currently consists of Messrs. Bermeister and Cohen. The compensation committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option plan and executive incentive compensation. The compensation committee did not meet during 2005, as its functions were performed by the full Board of Directors.

Nominating Committee. The nominating committee currently consists of Messrs. Bermeister and Cohen. The nominating committee is responsible for considering and approving nominations for candidates for director, including determining the appropriate qualifications and experience required of such candidates, and related matters. The nominating committee held 1 meeting during fiscal 2005. The members of the nominating committee are all independent directors within the meaning of applicable AMEX listing standards. The nominating committee operates pursuant to a written charter.

In carrying out its function to nominate candidates for election to the Board of Directors, the nominating committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board of Directors at that point in time. The nominating committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in board activities, including attendance at, and active participation in, meetings of the Board of Directors, and not have other personal or professional commitments that would, in the nominating committee’s judgment, interfere with or limit such candidate’s ability to do so. The nominating committee has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board of Directors.

The nominating committee’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources—members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. The nominating committee may also from time to time retain one or more third-party search firms to identify suitable candidates.

A Tag-It stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and include (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) directorships currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

Governance Committee. The Governance Committee currently consists of Messrs. Mark Dyne and Cohen. The governance committee’s primary purpose is to review and make recommendations regarding the functioning of the Board of Directors as an entity, recommend corporate governance principles applicable to the Company and assist the Board of Directors in its reviews of the performance of the Board and each committee. The Governance Committee did not meet during 2005, as its functions were performed by the full Board of Directors.

Director Compensation.

We currently pay nonemployee directors $1,500 for their personal attendance at any meeting of the Board of Directors and $500 for attendance at any telephonic meeting of the Board of Directors or at any meeting of a committee of the Board of Directors. We also pay non-employee directors an annual fee of $25,000 and a committee fee of $10,000. Non-employee directors, Mr. Mark Dyne and Messrs. Bermeister, Cohen and Katz, each received an option to purchase 25,000 shares of our common stock in March 2005. Mr. Katz resigned from the Board of Directors on March 27, 2006. Ms. White and Messrs. Miller and Musci, each received an option to purchase 30,000 shares of our common stock in December 2005. We also reimburse directors for their reasonable travel expenses incurred in attending board or committee meetings and pay nonemployee directors a per diem for board services. During 2005, we paid $24,000 and $21,000, to Messers. Cohen and Musci, respectively, in additional per diem fees for board related services provided by these directors.

Colin Dyne resigned as Chief Executive Officer as of October 21, 2005. Mr Dyne continues to serve as Vice Chairman of the Board of Directors and as a consultant pursuant to an oral agreement for an indefinite term. For his consulting services, Mr. Dyne is paid a monthly fee of $18,000. In addition, Mr. Dyne is reimbursed for reasonable travel expenses, receives a car allowance of $2000 per month and receives certain medical benefits.

Compensation Committee Interlocks and Insider Participation.

As of December 31, 2005, we were indebted to Monto Holdings Pty. Ltd. in the aggregate amount of $60,919, plus accrued interest of $99,398. Kevin Bermeister, a member of the compensation committee of our Board of Directors, holds an equity interest in Monto Holdings Pty. Ltd. The loans from Monto Holdings Pty. Ltd. are all evidenced by promissory notes and are due and payable on the fifteenth day following the date on which the holder of the promissory note makes written demand for payment.

No current executive officer of the Company has served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or Compensation Committee has served as an executive officer.

Code of Ethics.

We have adopted a Code of Ethical Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to our other employees and directors generally. A copy of our Code of Ethical Conduct was filed as an exhibit to our Annual Report on Form 10-K.

Stockholder Communications with the Board of Directors.

Our Board of Directors has adopted three methods by which our stockholders may communicate with the Board regarding matters of substantial importance to the Company. These methods are as follows:

1.    Procedures for Submission of Communications Regarding Audit and Accounting Matters. Pursuant to the duties and responsibilities delegated to the Audit Committee of our Board of Directors in its Audit Committee Charter, our Audit Committee adopted procedures for (a) the receipt, retention, and treatment of communications received by us regarding accounting, internal accounting controls, or auditing matters; and (b) the submission by our employees, on a confidential and anonymous basis, of communications regarding questionable accounting or auditing matters. These procedures allow any person to submit a good faith communication regarding these various audit, internal accounting control and accounting matters to the Audit Committee, or to our management, and any employee to do so on a confidential and anonymous basis, without fear of dismissal or retaliation of any kind. Ultimately, the Audit Committee will oversee treatment of communications in this area, and therefore any submissions would be reviewed by those members of the Board of Directors serving on the Audit Committee. The Audit Committee also may submit such communications to the Board of Directors for review and oversight as well. The Procedures for Submission of Audit and Accounting Matters can be found on this website at www.tagitpacific.com.

2.    Code of Ethical Conduct. Our Code of Ethical Conduct, a copy of which was filed as an exhibit to our Annual Report on Form 10-K, identifies a mailing address of the Audit Committee of our Board of Directors. This allows individuals to contact Board members in connection with matters concerning the code and our company’s overall ethical values and standards.

3.    Investor Relations. Our investor relations manager, Rayna Long, addresses all of our investor relations matters. Stockholders are free to contact Ms. Long at info@tagitpacific.com, or our Investor Relations Department, at 818-444-4100. Ms. Long determines whether inquiries or other communications with respect to investor relations should be relayed to our Board of Directors or to management. Typical communications relayed to our Board of Directors or management involve stockholder proposal matters, audit and accounting matters addressed in item 1 above, and matters related to our code of ethical conduct addressed in item 2 above.

Each director on our Board of Directors is encouraged to attend our annual meeting of stockholders. All of our directors attended our 2005 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table.

The following table sets forth, as to the Chief Executive Officer, and as to each of the other most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the “Named Executive Officers”), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year Ended December 31,	Salary ($)	Other ($)	Number of Securities Underlying Options

Stephen P. Forte (2)	2005	38,250	(1)	--
Chief Executive Officer

August DeLuca (3)	2005	166,385	(1)	35,000
Former Chief Financial Officer

Colin Dyne (4)	2005	556,309	73,097(5)	--
Vice Chairman of Board of Directors	2004	450,594	(1)	--
(former Chief Executive Officer)	2003	452,397	(1)	100,000
____________________________________
Jonathan Burstein	2005	239,950	(1)	--
Executive Vice President of Operations	2004	244,950	(1)	--
and Director	2003	246,079	(1)	35,000

(1)
Certain of the named executive officers receive personal benefits in addition to salary and cash bonuses, including car allowances and expenses. The aggregate amount of such personal benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the officer.

(2)
Mr. Forte was appointed Chief Executive Officer on October 21, 2005. Prior to joining us as CEO, Mr. Forte was paid certain fees as a consultant (See below “Certain Transactions with Directors and Executive Officers”).

(3)	Mr. DeLuca was appointed Chief Financial Officer on April 1, 2005 and resigned on January 20, 2006.
(4)	Mr. Dyne served as Chief Executive Officer from 1997 to October 21, 2005.
(5)	Comprised of car allowances of $24,000; life insurance premiums of $35,000; and other personal expenses.

Option Grants In Fiscal 2005.

The following table sets forth certain information regarding the grant of stock options made during fiscal 2005 to the Named Executive Officers.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted To Employees In Fiscal Year(1)	Exercise Or Base Price(2)	Expiration Date	Potential Realizable Value At Assumed Rate of Stock Price Appreciation for Option Term(3)
					5%	10%
August DeLuca	35,000 (4)	15%	$5.00	2/14/2015	$11,057	$278,905

(1)	Options covering an aggregate of 235,000 shares were granted to employees during fiscal 2005.
(2)	The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.
(3)
The potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the SEC and do not represent a forecast of the future appreciation of the common stock.

(4)	Mr. DeLuca resigned from the Company effective January 20, 2006. All unexercised options held by Mr. DeLuca terminated 30 days following the date of his resignation.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values.

The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the underlying securities on the American Stock Exchange ($0.36 per share) on December 30, 2005, the last trading day in 2005.

	Shares Acquired On	Value	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen P. Forte	--	--	--	--	--	--
August DeLuca (1)	--	--	8,750	26,250	--	--
Colin Dyne	--	--	535,000	--	--	----
Jonathan Burstein	--	--	175,000	--	--	--

(1)	Mr. DeLuca resigned from the Company effective January 20, 2006. All unexercised options held by Mr. DeLuca terminated 30 days following the date of his resignation.

Employment Contracts.

During fiscal year 2005, we did not have employment agreements with any of the Named Executive Officers. In 2006, we entered into the following employment agreements with our executive officers.

On March 16, 2006, we entered into an Executive Employment Agreement with Stephen Forte, pursuant to which Mr. Forte serves as our Chief Executive Officer. This employment agreement has a term continuing though December 31, 2008, which may be extended to December 31, 2009. Pursuant to this agreement, Mr. Forte will receive an annual base salary of $275,000 for 2006 and $325,000 for each subsequent year of the term and will be entitled to receive an annual incentive bonus based upon our earnings before interest and taxes. In the event that prior to the end of the term, Mr. Forte’s employment is terminated by us “without cause” (as defined in the agreement), by Mr. Forte for “good reason” (as defined in the agreement) or due to Mr. Forte’s death or disability, then Mr. Forte or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to Mr. Forte’s base salary for the remaining term of the agreement or, in the case of death or disability, through December 31, 2008, (ii) a pro rated portion of the annual incentive bonus for the year in which the termination occurred, (iii) full acceleration of vesting of the options issued to Mr. Forte pursuant to the agreement and (iv) continued healthcare coverage for Mr. Forte and his dependents for the remaining term of the agreement. In connection with the employment agreement and as an inducement to employment, we previously granted Mr. Forte an option to purchase 900,000 shares of our common stock, which vests over a period of three years. In addition, in lieu of $50,000 in cash compensation, we granted Mr. Forte 135,135 shares of common stock and an option to purchase 135,135 shares of common stock that vests in full on October 24, 2006. All of these options will vest in full upon a change of control of our company or upon termination of Mr. Forte’s employment without cause, for good reason or due to his death or disability.

On March 16, 2006, we entered into an employment offer letter with Wouter van Biene, pursuant to which Mr. van Biene serves as our Chief Operating Officer on an “at-will” basis. Pursuant to this offer letter, Mr. van Biene will receive an annual base salary of $225,000 and will be eligible to receive an annual incentive bonus based upon our earnings before interest and taxes. In the event that Mr. van Biene’s employment is terminated by us without “cause” (as defined in the agreement) or due to Mr. van Biene’s death or disability, then Mr. van Biene or his estate will be entitled to receive as severance, in addition to all accrued salary, (i) salary continuation and continuation of coverage under our group health plan for a period of six months if the termination occurs during the first year of employment, a period of twelve months if the termination occurs during the second year of employment or a period of eighteen months if the termination occurs after the second year of employment, and (ii) twelve months acceleration of vesting of all outstanding options. In connection with the offer letter and as an inducement to employment, we previously granted Mr. van Biene an option to purchase 325,000 shares of our common stock, which vests over a period of three years. Upon a change of control of our company, 50% of Mr. van Biene’s then-outstanding unvested stock options shall vest and the remaining unvested options shall vest in full if Mr. van Biene is terminated, his position or base pay is reduced or he is required to relocate within twelve months following the change of control.

On March 16, 2006, we entered into an employment offer letter with Lonnie Schnell, pursuant to which Mr. Schnell serves as our Chief Financial Officer on an “at-will” basis. Pursuant to this offer letter, Mr. Schnell will receive an annual base salary of $185,000 and will be eligible to receive an annual incentive bonus based upon our earnings before interest and taxes. In the event that Mr. Schnell’s employment is terminated by us without “cause” (as defined in the agreement) or due to Mr. Schnell’s death or disability, then Mr. Schnell or his estate will be entitled to receive as severance, in addition to all accrued salary, (i) salary continuation and continuation of coverage under our group health plan for a period of six months and (ii) six months acceleration of vesting of all outstanding options. In connection with the offer letter and as an inducement to employment, we previously granted Mr. Schnell an option to purchase 400,000 shares of our common stock, which vests over a period of four years. Upon a change of control of our company, 50% of Mr. Schnell’s then-outstanding unvested stock options shall vest and the remaining unvested options shall vest in full if Mr. Schnell is terminated, his position or base pay is reduced or he is required to relocate within six months before or twelve months following the change of control.

On March 16, 2006, we entered into an employment offer letter with Jonathan Burstein, pursuant to which Mr. Burstein will continue to serve as our Executive Vice President of Operations on an “at-will” basis. Pursuant to this offer letter, Mr. Burstein will receive an annual base salary of $240,000 for 2006 and of $300,000 beginning on January 1, 2007, and will be eligible to receive an annual incentive bonus based upon our earnings before interest and taxes. Additionally, on or before December 31, 2006, we agreed to pay to Mr. Burstein, at our option, either: (i) $60,000 in cash or (ii) 162,162 shares of our common stock and an option to purchase 162,162 shares of common stock with an exercise price equal to the fair market value on the date of grant and which options shall vest in full on December 31, 2006. In the event that Mr. Burstein’s employment is terminated by us without “cause” (as defined in the agreement) or due to Mr. Burstein’s death or disability, then Mr. Burstein or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to eighteen months’ base salary, payable in six monthly installments, (ii) continuation of coverage under our group health plan for a period of eighteen months and (iii) twelve months acceleration of vesting of all outstanding options. In connection with the offer letter, we previously granted Mr. Burstein an option to purchase 425,000 shares of our common stock, which vests over a period of three years. Upon a change of control of our company, 50% of Mr. Burstein’s then-outstanding unvested stock options shall vest and the remaining unvested options shall vest in full if Mr. Burstein is terminated, his position or base pay is reduced or he is required to relocate within twelve months following the change of control.

Stock Incentive Plan.

The Company adopted the Tag-It Pacific, Inc. 1997 Stock Plan (the “1997 Plan”) in October 1997. The purpose of the 1997 Plan is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of the Company or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's stockholders. Currently, the maximum number of shares of common stock that may be issued pursuant to awards granted under the 1997 Plan is 3,077,500, subject to certain adjustments to prevent dilution. Our Board of Directors has approved an amendment to our 1997 Plan to increase the number of shares of common stock available for issuance under the 1997 Plan from 3,077,500 shares to 6,000,000 shares, which such amendment is being submitted to the stockholders for approval at the Annual Meeting. Any shares of common stock subject to an award which for any reason expires or terminates unexercised are again available for issuance under the 1997 Plan.

The 1997 Plan authorizes its administrator to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of (1) shares of common stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the common stock, or (3) any other security or benefit with a value derived from the value of the common stock. Any stock option granted may be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or a nonqualified stock option. The 1997 Plan currently is administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 1997 Plan, the Compensation Committee will have full and final authority to select the executives and other employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto. No participant may receive awards representing more than 25% of the aggregate number of shares of common stock that may be issued pursuant to all awards under the 1997 Plan. Our Board of Directors has approved an amendment to our 1997 Plan to increase the number of shares of common stock that may be issued pursuant to awards granted to any individual under the 1997 Plan in a single year to 50% of the total number of shares available thereunder.

As of March 31, 2006, 230 shares remained available for grants of awards under the 1997 Plan.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2005 regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	1,833,000	$3.46	1,244,500
Equity compensation plans not approved by security holders	1,377,147	$4.36	-
Total	3,210,147	$3.92	1,244,500

Warrants issued pursuant to equity compensation plans not approved by security holders are summarized as follows:

•	172,500 warrants issued for services in 2003, are exercisable at $5.06 per share and expire in May 2008.
•	30,000 warrants issued for services in 2004, are exercisable at $4.29 per share and expire in July 2007.
•	102,741 warrants issued in conjunction with a private placement transaction in 2004, are exercisable at $3.65 per share and expire in November 2009.
•	215,754 warrants issued for services in 2004, are exercisable at $3.65 per share and expire in November 2009.
•	572,818 warrants issued for services in 2003, are exercisable at $4.74 per share and expire in December 2008.
•	66,667 warrants issued in conjunction with private placement transaction in 2001 and 2002, are exercisable at $4.34 per share and expired in March 2006.
•	66,667 warrants issued in conjunction with private placement transaction in 2001 and 2002, are exercisable at $4.73 per share and expired in March 2006.
•	150,000 warrants issued in conjunction with private placement transaction in 2001 and 2002, are exercisable at $3.50 per share and expire at various date through February 2007.

Each of the above plans provides that the number of shares with respect to which options and warrants may be granted, and the number of shares of Common Stock subject to an outstanding option or warrant, shall be proportionately adjusted in the event of a subdivision or consolidation of shares or the payment of a stock dividend on Common Stock.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The committee, which currently is comprised of two independent, non-employee directors, also grants stock options and otherwise administers the 1997 Plan to the extent not administered by the full Board of Directors. In connection with its deliberations, the committee seeks, and is significantly influenced by, the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers.

Total Compensation.  It is the philosophy of the committee that executive compensation should be structured to provide an appropriate relationship between executive compensation and performance of the Company and the share price of the common stock, as well as to attract, motivate and retain executives of outstanding abilities and experience. The principal elements of total compensation paid to executives of the Company are as follows:

Base Salary.  Base salaries are negotiated at the commencement of an executive's employment with the Company, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company. Base salaries may be annually adjusted in the sole discretion of the committee to reflect changes in any of the foregoing factors.

Stock Incentive Plan Options and Awards.  Under the 1997 Plan, the committee is authorized to grant any type of award which might involve the issuance of shares of common stock, options, warrants, convertible securities, stock appreciation rights or similar rights or any other securities or benefits with a value derived from the value of the common stock. The number of options granted to an individual is based upon a number of factors, including his or her position, salary and performance, and the overall performance and stock price of the Company.

Annual Incentives.  The committee believes that executive compensation should be determined with specific reference to the Company's overall performance and goals, as well as the performance and goals of the division or function over which each individual executive has primary responsibility. In this regard, the committee considers both quantitative and qualitative factors. Quantitative items used by the committee in analyzing the Company's performance include sales and sales growth, results of operations and an analysis of actual levels of operating results and sales to budgeted amounts. Qualitative factors include the committee's assessment of such matters as the enhancement of the Company's image and reputation, expansion into new markets, and the development and success of new strategic relationships and new marketing opportunities.

Determination of Chief Executive Officer's Compensation.  The committee believes that the Chief Executive Officer’s compensation should be determined with specific reference to the Company's overall performance and goals applying the same quantitative and qualitative factors with which it determines the annual incentives of its other executive officers. The committee set the base salary for the Chief Executive Officer for the fiscal year 2005 at a level which is designed to provide the Chief Executive Officer with a salary which is competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with the Chief Executive Officer’s experience.

Omnibus Budget Reconciliation Act Implications for Executive Compensation. Effective January 1, 1994, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the approval of the performance goals by the stockholders of the Company.

All compensation paid to the Company's employees in fiscal 2005 will be fully deductible. With respect to compensation to be paid to executives in 2006 and future years, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Compensation Committee:

Kevin Bermeister
Brent Cohen

AUDIT RELATED MATTERS

Report of Audit Committee.

The audit committee of the Board of Directors, which consists of two independent directors, as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange, has furnished the report set forth below:

The audit committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the audit committee are set forth in a written charter adopted by the Board. The audit committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

The audit committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2005, the audit committee:

•
Reviewed and discussed the audited financial statements for the year ended December 31, 2005 with management and Singer Lewak Greenbaum & Goldstein LLP (“SLGG”) the Company's independent registered public accounting firm;

•	Discussed with SLGG the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

•
Received written disclosures and a letter from SLGG regarding its independence as required by Independence Standards Board Standard No. 1. The audit committee discussed with SLGG their independence; and

•
Based on its review of the audited financial statements and discussions with management and SLGG, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The audit committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Audit Committee:

Raymond Musci
Joseph Miller

Services Provided by the Independent Auditors.

The audit committee of our Board of Directors is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors.

On December 16, 2005, we engaged Singer Lewak Greenbaum & Goldstein LLP (“SLGG”) as our independent registered public accounting firm. BDO Seidman, LLP (“BDO”), served as our principal independent public accounting firm for the year ended December 31, 2004. BDO resigned as the Company’s independent public accounting firm on November 22, 2005 upon its completed review of information to be included in our Form 10-Q for the quarter ended September 30, 2005.

Audit Fees - The aggregate fees billed by our independent registered accounting firms for professional services rendered for the audit of our annual financial statements and review of our financial statements included in our Forms 10-Q or services that are normally provided in connection with statutory and regulatory filings, were $181,200 for fiscal year 2004 and $506,600 for fiscal year 2005.

Audit-Related Fees - The aggregate fees billed by our independent registered accounting firms for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of our financial statements (other than those reported above) was $5,000 for fiscal year 2004 and none for fiscal year 2005.

Tax Fees - The aggregate fees billed by our independent registered accounting firms for professional services rendered for tax compliance, tax advice and tax planning were $43,100 and $900 for fiscal years 2004 and 2005, respectively.

All Other Fees - There were no fees billed by our independent registered accounting firms for services rendered to the Company other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

The audit committee approved all of the foregoing services provided by BDO and SLGG.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors.

The audit committee has established a general policy requiring it’s pre-approval of all audit services and permissible non-audit services provided by the independent auditors, along with the associated fees for those services. For both types of pre-approval, the audit committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent auditors and the Company, (ii) would place the independent auditors in the position of auditing its own work, (iii) would result in the independent auditors acting in the role of management or as an employee of the Company, or (iv) would place the independent auditors in a position of acting as an advocate for the Company. Additionally, the audit committee considers whether the independent auditors are best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent auditors’ familiarity with our business, personnel, systems or risk profile and whether provision of the service by the independent auditors would enhance our ability to manage or control risk or improve audit quality or would otherwise be beneficial to us.

PERFORMANCE GRAPH

The following graph sets forth the percentage change in cumulative total stockholder return of the common stock of the Company during the period from December 31, 2000 to December 31, 2005, compared with the cumulative returns of the American Stock Exchange Market Value (U.S. & Foreign) Index and The Dow Jones US Clothing & Accessories Index. The comparison assumes $100 was invested on December 31, 2000 in the common stock of the Company and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG TAG-IT PACIFIC, INC., THE AMEX MARKET VALUE (U.S. & FOREIGN) INDEX
AND THE SOW JONES US CLOTHING & ACCESSORIES INDEX

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
TAG-IT PACIFIC, INC.	100.00	97.23	89.35	110.52	110.77	8.86
AMEX MARKET VALUE (U.S. & FOREIGN)	100.00	119.14	132.57	176.02	214.97	319.96
DOW JONES US CLOTHING & ACCESSORIES	100.00	108.38	109.58	137.05	161.92	169.10

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Except as disclosed in this Proxy Statement, neither the nominees for election as directors of the Company, the directors or executive officers of the Company, nor any stockholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during fiscal 2005, or which is presently proposed.

In June 2005, we entered into a consulting agreement with Forte Group, LLC, a consulting company of which Mr. Forte is an owner and executive officer, pursuant to which Mr. Forte provided business development services to us. During 2005, we have paid approximately $121,000 in consulting fees to the Forte Group pursuant to this consulting agreement.

Todd Kay is a director and significant shareholder of Tarrant Apparel Group (“Tarrant”), and Mr. Kay holds more than 5% of our common stock. We had total sales to Tarrant for the year ended December 31, 2005 of $574,000. As of December 31, 2005, accounts receivable, related party included $560,000 due from Tarrant.

Included in due from related parties at December 31, 2005 is $655,000 of unsecured notes, advances and accrued interest receivable from Colin Dyne, a director, significant stockholder and former officer. The notes and advances bear interest at 0%, 8.5% and prime and, together with accrued interest, are due on demand.

Demand notes payable to related parties at December 31, 2005 included $580,000 in notes and advances from Mark Dyne, a director of the Company. In addition, as of December 31, 2005, we were indebted to Monto Holdings Pty. Ltd. in the aggregate amount of $60,919, plus accrued interest of $99,398. Mark Dyne, our Chairman, holds a significant equity interest in Monto Holdings Pty. Ltd. Kevin Bermeister, a member of the compensation committee of our Board of Directors, holds an equity interest in Monto Holdings Pty. Ltd. The loans from Monto Holdings Pty. Ltd. are all evidenced by promissory notes and are due and payable on the fifteenth day following the date on which the holder of the promissory note makes written demand for payment. As of December 31, 2005, we were also indebted to Harold Dyne estate in the amount of $24,250.

We paid consulting fees paid to Diversified Investments, a company owned by Audrey Dyne, mother of Colin Dyne and Mark Dyne, amounted to $150,000 in the year ended December 31, 2005.

ITEM 2:    INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has approved and is submitting to our stockholders a proposal to increase the number of authorized shares of common stock of the Company from 30,000,000 to 100,000,000. The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no preemptive rights relating to the Common Stock.

The Company's Certificate of Incorporation, as amended (“Certificate of Incorporation”) presently authorizes the issuance of 30,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock, each having a par value of $0.001 per share. Of the 30,000,000 presently authorized shares of Common Stock, 18,376,180 shares were issued and outstanding on June 15, 2006, the record date. The Board of Directors considers it advisable to have additional shares available for issuance, for possible future stock dividends or stock splits and for other corporate purposes. In addition, the Board of Directors believes it is desirable that the Company has the flexibility to issue shares of Common Stock without further stockholder action, except as required by law. The text of the Amendment is attached to this proxy statement as Appendix A.

If approved by our stockholders, the amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State.

Certain Effects of the Amendment. If this amendment is adopted, the additional shares of Common Stock may be issued by direction of the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine, without further approval of the stockholders unless, in any instance, such approval is expressly required by regulatory agencies or otherwise. The proposal to increase the authorized capital of the Company may affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock reduce each existing shareholder's proportionate ownership and voting rights in the Company. In addition, possible dilution caused by future issuances of Common Stock could lead to a decrease in the Company's net income per share in future periods and a resulting decline in the market price of the Company's Common Stock. The issuance of such additional shares might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. It is not anticipated that adoption of the amendment would have any other effect on the holders of the Company's Common Stock. The adoption of the amendment will not of itself cause any change in the capital accounts of the Company.

Anti-Takeover Provisions. We are not introducing this proposal with the intent that it be utilized as a type of anti-takeover device. However, the ability of the Board of Directors to issue additional shares of common stock without additional stockholder approval may be deemed to have an anti-takeover effect because unissued shares of common stock could be issued by the Board of Directors in circumstances that may have the effect of deterring takeover bids. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights under the Certificate of Incorporation, the rights of existing stockholders may (depending on the particular circumstances in which the additional shares of common stock are issued) be diluted by any such issuance and increase the potential cost to acquire control of the Company. Although the Board of Directors is motivated by business and financial considerations in proposing this amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of the Company, stockholders should nevertheless be aware that approval of the amendment could facilitate efforts by the Company to deter or prevent changes of control in the future. The Board of Directors does not intend to issue any additional shares of common stock except on terms that it deems to be in the best interest of the Company and its stockholders.

The following is a description of other anti-takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti-takeover consequences:

Certificate of Incorporation. Our Certificate of Incorporation, allows our Board of Directors to issue up to 3,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of our outstanding voting stock. We have no current plans to issue shares of preferred stock.

Delaware Law. In addition, the Company is subject to the anti-takeover provisions of Section 203 of Delaware General Corporation Law, which prohibit us from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. The application of Section 203 and certain provisions of our Certificate of Incorporation, including a classified Board of Directors, may have the effect of delaying or preventing changes in control of our management, which could adversely affect the market price of our common stock by discouraging or preventing takeover attempts that might result in the payment of a premium price to our stockholders.

Effective Date of the Authorized Share Increase. If the amendment is approved by the requisite vote of our stockholders, the increase in the authorized shares of Common Stock will be effective upon the close of business on the date of filing of the Certificate Amendment with the Delaware Secretary of State, which filing is expected to take place shortly after the Annual Meeting. However, the exact timing of the filing of the Certificate Amendment will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to us and our stockholders, and the Board of Directors reserves the right to delay filing the Amendment for up to twelve months following stockholder approval thereof. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Amendment if, at any time prior to filing the Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and the stockholders. If this proposal is not approved by the stockholders, then the Certificate of Amendment will not be filed.

Other Anti-Takeover Measures. We have adopted a stockholders’ rights plan, which provides for certain adverse consequences, including substantial dilution, to persons who acquire in excess of a specified percentage of our outstanding voting securities without first obtaining the approval of our Board of Directors. The stockholders’ rights plan could make it more difficult for third parties to acquire us by offering to purchase shares of our common stock from existing stockholders at a premium to the shares’ then prevailing market price.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 100,000,000.

ITEM 3:    APPROVAL OF AMENDMENT TO THE 1997 STOCK PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO AWARDS GRANTED THEREUNDER FROM 3,077,500 TO 6,000,000 SHARES.

The Board of Directors has approved an amendment (the “Amendment”) to the Tag-It Pacific, Inc. 1997 Stock Plan to increase the number of shares of common stock available for issuance under the 1997 Plan from 3,077,500 shares to 6,000,000 shares. The 1997 Plan, as amended, is attached hereto as Appendix B. The Amendment is being submitted to the Company’s stockholders for approval.

The Board of Directors approved the Amendment on March 28, 2006, to ensure that a sufficient number of shares of common stock are available for issuance under the 1997 Plan. At March 31, 2006, 230 shares remained available for grants of awards under the 1997 Plan. The Board of Directors believes that the ability to grant stock-based awards is important to the future success of the Company. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding and providing incentives to our current employees. The increase in the number of shares available for awards under the 1997 Plan will enable the Company to continue to realize the benefits of granting stock-based compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1997 STOCK PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO AWARDS GRANTED THEREUNDER FROM 3,077,500 TO 6,000,000 SHARES.

ITEM 4:    APPROVAL OF AMENDMENT TO THE 1997 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO AWARDS GRANTED TO ANY INDIVIDUAL UNDER THE PLAN IN A SINGLE YEAR TO 50% OF THE TOTAL NUMBER OF SHARES AVAILABLE THERUNDER.

The Board of Directors has approved an Amendment to the Tag-It Pacific, Inc. 1997 Stock Plan to increase the number of shares of common stock that may be issued pursuant to awards granted to any individual under the 1997 Plan in a single year to 50% of the total number of shares available thereunder. The 1997 Plan, as amended, is attached hereto as Appendix B. The Amendment is being submitted to the Company’s stockholders for approval.

The Board of Directors approved the Amendment on March 28, 2006, in order to increase the number of shares available for issuance to any individual under the 1997 Plan in a single year. Currently, under the 1997 Plan no participant may receive awards representing more than 25% of the aggregate number of shares of common stock that may be issued pursuant to all awards under the 1997 Plan. The Board believes that increasing the number of shares that may be awarded to any individual under the 1997 Plan in a single year will increase the Company’s ability to attract and retain qualified personnel. In addition, establishing a higher limit on the number of shares which may be issued under the 1997 Plan will assure that the 1997 Plan will retain flexibility necessary to remain a critical element of our compensation program in order to attract and retain key executive employees.

SECTION 162(M) LIMITATIONS

The following is intended only as a brief summary of the federal income tax rules relevant to the grant of options to certain officers. These rules are highly technical and subject to change in the future.

Section 162(m) of the Code, generally disallows the deduction of compensation income in excess of $1,000,000 paid to a “covered employee.” Thus, if an officer remains a “covered employee,” meaning either the Chief Executive Officer or one of the other four most highly compensated employees of the Company whose compensation is required to be disclosed under the Exchange Act, and he were to exercise his options such that he receives more than $1,000,000 in compensation in any given taxable year, the Company would not be allowed to deduct that portion of such officer’s otherwise deductible compensation that exceeded $1,000,000.

Section 162(m) of the Code does not apply, however, to compensation that meets the following four criteria: (i) the compensation is based solely on the attainment of performance goals; (ii) the performance goals are determined by a compensation committee of the Board of Directors comprised solely of two or more outside directors; (iii) the material terms of the compensation are disclosed to stockholders and approved by a majority vote of the stockholders; and (iv) certification by the compensation committee that the performance goals have been met. In addition, Treasury Regulation Section 1.162-27(e)(4)(iv) requires that the compensation payable must be specific enough so that a stockholder can determine the maximum amount of compensation that could be paid to any employee during a specific period. A stock option plan that provides a limit with respect to the maximum number of shares underlying stock options that may be granted to any employee during a specified period and the exercise price of those options satisfies Treasury Regulation Section 1.162- 27(e)(4)(iv).

The 1997 Plan as previously adopted contains all provisions necessary to satisfy the requirements of Section 162(m) of the Code, including a provision limiting the number of stock option grants. If this proposed amendment to the 1997 Plan is approved by the stockholders, all compensation received by a Named Executive Officer as a result of the exercise of stock options granted under the 1997 Plan will be deductible by the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1997 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO AWARDS GRANTED TO ANY INDIVIDUAL UNDER THE PLAN IN A SINGLE YEAR TO 50% OF THE TOTAL NUMBER OF SHARES AVAILABLE THEREUNDER.

Summary of the 1997 Plan.

Purpose. The purpose of the 1997 Plan is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of the Company or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company’s stockholders.

Administration. The 1997 Plan may be administered by the Board of Directors, or a committee of two or more directors appointed by the Board of Directors whose members serve at the pleasure of the Board. The 1997 Plan currently is administered by the Compensation Committee of the Board of Directors. The party administering the 1997 Plan is referred to as the “Administrator.” Subject to the provisions of the 1997 Plan, the Administrator has full and final authority to (i) select from among eligible directors, officers, employees and consultants, those persons to be granted awards under the 1997 Plan, (ii) determine the type, size and terms of individual awards to be made to each person selected, (iii) determine the time when awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning awards, (iv) amend the terms or conditions of any outstanding award, subject to applicable legal restrictions and to the consent of the other party to such award, (v) to determine the duration and purpose of leaves of absences which may be granted to holders of awards without constituting termination of their employment, (vi) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the 1997 Plan, (vii) by resolution adopted by the Board, to authorize one or more officers of the Company to designate eligible employees of the Company or any of its subsidiaries to be recipients of awards and/or determine the number of such awards to be received by such employees, provided that the resolution so authorizing such officer or officers shall specify the total number of awards such officer or officers may award, and (viii) make any and all other determinations which the Administrator determines to be necessary or advisable in the administration of the 1997 Plan. The Administrator has full power and authority to administer and interpret the 1997 Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the 1997 Plan and for the conduct of its business as the Administrator deems necessary or advisable.

Eligibility. Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a “Participant”), is eligible to be considered for the grant of awards under the 1997 Plan. No Participant may receive awards representing more than 25% of the aggregate number of shares of common stock that may be issued pursuant to all awards under the 1997 Plan. Our Board of Directors has approved an amendment to our 1997 Plan to increase the number of shares of common stock that may be issued pursuant to awards granted to any individual under the 1997 Plan in a single year to 50% of the total number of shares available thereunder.

Types of Awards. Awards authorized under the 1997 Plan may consist of any type of arrangement with a Participant that, by its terms, involves or might involve or be made with reference to the issuance of shares of the Company’s common stock, or a derivative security with an exercise or conversion price related to the common stock or with a value derived from the value of the common stock. Awards are not restricted to any specified form or structure and may include sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of award which the Administrator shall determine is consistent with the objectives and limitations of the 1997 Plan. An award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

Consideration. The common stock or other property underlying an award may be issued for any lawful consideration as determined by the Administrator, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness. An award may provide for a purchase price of the common stock or other property at a value less than the fair market value of the common stock or other property on the date of grant. In addition, an award may permit the recipient to pay the purchase price of the common stock or other property or to pay such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the number of shares of common stock or the amount of other property otherwise issuable pursuant to such award.

Termination of Awards. All awards granted under the 1997 Plan expire ten years from the date of grant, or such shorter period as is determined by the Administrator. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of common stock not purchased thereunder shall again be available for issuance under the 1997 Plan.

Amendment and Termination of the 1997 Plan. The Administrator may amend the 1997 Plan at any time, may suspend it from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment which materially increases the number of shares for which awards may be granted, materially modifies the requirements of eligibility, or materially increases the benefits which may accrue to recipients of awards under the 1997 Plan. However, no such action by the Board of Directors or stockholders may unilaterally alter or impair any award previously granted under the 1997 Plan without the consent of the recipient of the award. In any event, the 1997 Plan shall terminate on October 1, 2007 (ten years following the date it was approved by the Company’s stockholders) unless sooner terminated by action of the Board of Directors.

Effect of Section 16(b) of the Securities Exchange Act of 1934. The acquisition and disposition of common stock by officers, directors and more than 10% stockholders of the Company (“Insiders”) pursuant to awards granted to them under the 1997 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of common stock by an Insider within six months before or after a sale of common stock by the Insider could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 1997 Plan is designed to comply with Rule 16b-3.

Federal Income Tax Consequences for Stock Options and Stock Grants.

The following is a general discussion of the principal United States federal income tax consequences of “incentive stock options” within the meaning of Section 422 of the Code (“Incentive Stock Options”), non-statutory stock options (“Non-statutory Stock Options”) and restricted stock awards based upon the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time. The 1997 Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

Stock Options

Consequences to Employees: Incentive Stock Options. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee makes no disposition of the common stock received upon exercise within two years from the date such option was granted or one year from the date such option is exercised (the “ISO Holding Period Requirements”), the optionee will recognize long-term capital gain or loss when he or she disposes of his or her common stock. Such gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the common stock at the time of disposition.

If the optionee disposes of the common stock acquired upon exercise of an Incentive Stock Option without satisfying the ISO Holding Period Requirements, any amount realized from such “disqualifying disposition” will be taxed at ordinary income tax rates in the year of disposition to the extent that (i) the lesser of (a) the fair market value of the shares of common stock on the date the Incentive Stock Option was exercised or (b) the fair market value of such shares at the time of such disposition exceeds (ii) the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares of common stock on the date of exercise will be treated as long-term or short-term capital gain depending upon the length of time the shares have been held.

The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the ISO Holding Period Requirements have not been satisfied.

For alternative minimum tax purposes, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price of the Incentive Stock Option is included in computing that year’s alternative minimum taxable income. However, if the shares of common stock are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition of the shares. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years.

Consequences to Employees: Non-statutory Stock Options. No income generally is recognized by a holder of Non-statutory Stock Options at the time Non-statutory Stock Options are granted under the 1997 Plan. In general, at the time shares of common stock are issued to a holder pursuant to the exercise of Non-statutory Stock Options, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price.

A holder will recognize gain or loss on the subsequent sale of common stock acquired upon exercise of Non-statutory Stock Options in an amount equal to the difference between the sales price and the tax basis of the common stock, which will include the exercise price paid plus the amount included in the holder’s income by reason of the exercise of the Non-statutory Stock Options. Provided the shares of common stock are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term or long-term capital gain or loss depending upon the length of time the shares have been held.

Consequences to the Company: Incentive Stock Options. The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no federal income tax consequences to the Company as a result of the disposition of common stock acquired upon exercise of an Incentive Stock Option if the disposition is not a “disqualifying disposition.” At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee at ordinary income tax rates.

Consequences to the Company: Non-Statutory Stock Options. Generally, the Company will be entitled to a deduction for federal income tax purposes in the Company’s taxable year in which the optionee’s taxable year of income inclusion ends and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of Non-statutory Stock Options.

Stock Grants

Shares of restricted stock purchased under the 1997 Plan will generally be subject to rights of repurchase and other transfer restrictions, which may be deemed to create a “substantial risk of forfeiture” under Section 83 of the Internal Revenue Code. If there is a substantial risk of forfeiture, then the person acquiring the restricted stock will not recognize income until the restricted stock becomes vested (unless a Section 83(b) election is made, as described below), at which time the person must recognize as ordinary income the fair market value of the restricted at that time less the original purchase price for the restricted stock. However, under Section 83(b) of the Internal Revenue Code, a recipient may elect to recognize ordinary income in the year the restricted stock is acquired, rather then waiting until it vests and the recipient will be required to recognize as ordinary income at the time of the restricted stock purchased the difference, if any, between the fair market value of the Common Stock on the date of purchase and the purchase price paid for the restricted stock. If a Section 83(b) election is made, the recipient will not be required to recognize any income when the restricted stock vests. If a person sells restricted stock after it is vested (or after making a Section 83(b) election), he or she will recognize taxable gain or loss equal to the difference between (a) the amount realized upon the sale of the shares and (b) the amount paid for the restricted stock plus any amount which the person has included in gross income pursuant to the Section 83(b) election). Upon any subsequent disposition of the shares, any further gain or loss recognized by the recipient will likely be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. The Company will normally be allowed, at the time of recognition of ordinary income by the recipient upon purchase of the shares, to take a deduction for federal income tax purposes in an amount equal to such recognized income.

Beneficial Ownership Table

The following table presents information regarding the beneficial ownership of our common stock as of June 15, 2006:

•	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our executive officers; and
•	all of our directors and executive officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at June 15, 2006. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. As of June 15, 2006, we had 18,376,180 shares of common stock issued and outstanding.

The address of each person listed is in our care, at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, unless otherwise set forth below such person’s name.

Name of Beneficial Owner	Number of Shares	Percent of Class
Directors and Executive Officers:
Mark Dyne (1)	1,323,112	7.0%
Colin Dyne (2)	1,229,580	6.5%
Jonathan Burstein (3)	313,788	1.7%
Kevin Bermeister (4)	247,117	1.3%
Stephen P. Forte (5)	190,052	1.0%
Brent Cohen (6)	95,000	*
Lonnie D. Schnell	60,000	*
Raymond Musci (7)	30,000	*
Joseph M. Miller (7)	30,000	*
Susan White (7)	30,000	*
Wouter van Biene	26,000	*

Directors and executive officers as a group (11 persons) (11)	3,574,649	18.0%

5% Holders:
Todd Kay 3151 East Washington Blvd. Los Angeles, CA 90023	1,003,500	5.5%
Harris Toibb(8) 307 21st Street Santa Monica, CA 90402	1,501,398	8.0%
The Pinnacle Fund, L.P. (9)(10) 4965 Preston Park Blvd., Suite 240 Plano, Texas 75093	1,095,890	5.6%

*	Less than one percent.
(1)
Includes 293,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable, 83,334 shares of common stock reserved for issuance upon exercise of warrants which are currently exercisable and 111,111 shares of common stock reserved for issuance upon conversion of debt which is currently convertible. Includes 176,600 shares held by a Limited Liability Company of which Mr. Dyne is the Manager and Member.

(2)	Includes 535,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.
(3)	Includes 175,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.
(4)	Includes 90,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.
(5)	Includes 25,000 shares of common stock owned indirectly by Family Trust.
(6)	Consists of 95,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.
(7)	Consists of 30,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.
(8)	Includes 333,332 shares of common stock reserved for issuance upon exercise of warrants which are currently exercisable.
(9)	Includes 1,095,890 shares of common stock reserved for issuance upon conversion of convertible promissory notes which are currently convertible.
(10)
Pursuant to the terms of convertible promissory notes and warrants held by The Pinnacle Fund, L.P., the maximum number of shares that may be acquired by the stockholder upon any exercise of its warrant or conversion of its promissory note is limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by the stockholder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the selling stockholder for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of our common stock then outstanding. The shares of common stock and percentage ownership listed in this table do not reflect these contractual limitations on such stockholders’ ability to acquire common shares upon exercise of its warrant or conversion of its promissory note.

(11)
Includes 1,278,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable, 111,111 shares of common stock reserved for issuance upon conversion of debt which is currently convertible and 83,334 shares of common stock reserved for issuance upon exercise of warrants which currently are exercisable.

The information as to shares beneficially owned has been individually furnished by the respective directors, named executive officers, and other stockholders of the company, or taken from documents filed with the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2005, all of the Company’s executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2007 Annual Meeting of stockholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by March 2, 2007. In addition, in the event a stockholder proposal is not received by the Company by May 16, 2007, the Proxy to be solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2007 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company’s 2007 Annual Meeting is advanced or delayed more than 30 days from the date of the 2006 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2007 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2007 Annual Meeting. Upon determination by the Company that the date of the 2007 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2006 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Singer Lewak Greenbaum & Goldstein LLP (“SLGG”), independent registered public accounting firm, was selected by the Board of Directors to serve as the independent registered public accounting firm of the Company for fiscal 2006. Representatives of SLGG are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

SOLICITATION OF PROXIES

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K

THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2005, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO LONNIE D. SCHNELL, CHIEF FINANCIAL OFFICER, TAG-IT PACIFIC, INC., 21900 BURBANK BOULEVARD, SUITE 270, WOODLAND HILLS, CALIFORNIA 91367.

ON BEHALF OF THE BOARD OF DIRECTORS
/s/ Lonnie D. Schnell
Lonnie D. Schnell
Chief Financial Officer

Tag-It Pacific, Inc.,
21900 Burbank Boulevard, Suite 270,
Woodland Hills, California 91367

June 19, 2006

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TAG-IT PACIFIC, INC.

The undersigned, Lonnie D. Schnell, Chief Financial Officer, of Tag-It Pacific, Inc. (the “Corporation”), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify pursuant to Section 103 of the GCL as to the following:

1.    The name of the Corporation is Tag-It Pacific, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 30, 1997.

2.    The Board of Directors of the Corporation, pursuant to Section 242 of the GCL, adopted the following resolutions:

RESOLVED, that the first paragraph of ARTICLE IV of the Certificate of Incorporation is amended to read in its entirety as follows:

“This Corporation is authorized to issue two classes of shares, designated, respectively, “Preferred Stock” and “Common Stock.” Each class of stock shall have a par value of $.001 per share. The number of shares of Preferred Stock authorized to be issued is 3,000,000 and the number of shares of Common Stock authorized to be issued is 100,000,000.”

3.    Pursuant to resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the GCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation as of the [__]th day of [_____], 2006.

________________
Lonnie D. Schnell,
Chief Financial Officer

APPENDIX B

TAG-IT PACIFIC, INC.
AMENDED AND RESTATED
1997 STOCK PLAN

1)	Purpose of the Plan.

The purpose of this Amended and Restated 1997 Stock Plan (the “Plan”) is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of Tag-It Pacific, Inc. (the “Company”) or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company’s stockholders.

2)	Administration of the Plan.

The Plan shall be administered by the Board of Directors of the Company (the “Board”), or a committee of the Board (the “Committee”) whose members shall serve at the pleasure of the Board. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan as may be adopted from time to time by the Board.

The Board shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted “Awards” (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each person selected; (iii) to determine the time when Awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to such Award; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (vii) by resolution adopted by the Board, to authorize one or more officers of the Company to do one or both of the following: (a) designate eligible officers and employees of the Company or any of its subsidiaries to be recipients of Awards and (b) determine the number of such Awards to be received by such officers and employees, provided that the resolution so authorizing such officer or officers shall specify the total number of Awards such officer or officers may award; and (viii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Board shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Board deems necessary or advisable. The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries.

3)	Persons Eligible Under the Plan.

Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a “Participant”), shall be eligible to be considered for the grant of Awards under the Plan.

4)	Awards.

a)    Common Stock and Derivative Security Awards. Awards authorized under the Plan shall consist of any type of arrangement with a Participant that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of (i) shares of the Common Stock, $.001 par value per share, of the Company (the “Common Stock”) or (ii) a “derivative security” (as that term is defined in Rule 16a-1(c) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock.

b)    Types of Awards. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Board shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

c)     Consideration. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Board, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness.

d)    Guidelines. The Board may adopt, amend or revoke from time to time written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

e)     Terms and Conditions. Subject to the provisions of the Plan, the Board, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

i) any provision necessary for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (an “Incentive Stock Option”);

ii) a provision permitting the recipient of such Award to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including “pyramiding”) or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Board, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 of the Plan.

f)     Suspension or Termination of Awards. If the Company believes that a Participant has committed an act of misconduct as described below, the Company may suspend the Participant’s rights under any then outstanding Award pending a determination by the Board. If the Board determines that a Participant has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Participant nor his or her estate shall be entitled to exercise any rights whatsoever with respect to such Award. In making such determination, the Board shall act fairly and shall give the Participant a reasonable opportunity to appear and present evidence on his or her behalf to the Board.

g)    Maximum Grant of Awards to any Participant. No Participant shall receive Awards representing more than 50% of the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan as set forth in Section 5 hereof.

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5)	Shares of Common Stock Subject to the Plan.

The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options and Non-Statutory Stock Options) shall not exceed an aggregate of 6,000,000 shares of Common Stock, subject to adjustment as provided in Section 7 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 5, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: i) the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and ii) the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient’s tax withholding obligation with respect to such issuance.

6)	Payment of Awards.

The Board shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Board may, upon request of a Participant, determine that all or a portion of a payment to that Participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Board may determine in its sole discretion.

7)	Dilution and Other Adjustment.

In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities as a class (other than cash dividends), then the Board may, but it shall not be required to, make such equitable adjustments to the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and (iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Participant in any fiscal year) as the Board in its sole discretion determines appropriate, including any adjustments in the maximum number of shares referred to in Section 5 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.

8)	Miscellaneous Provisions.

a)    Definitions. As used herein, “subsidiary” means any current or future corporation which would be a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, of the Company; and the term “or” means “and/or.”

b)    Conditions on Issuance. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

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c)    Rights as Stockholder. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

d)    Assignment or Transfer. Subject to the discretion of the Board, and except with respect to Incentive Stock Options which are not transferable except by will or the laws of descent and distribution, Awards under the Plan or any rights or interests therein shall be assignable or transferable.

e)    Agreements. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Board shall from time to time adopt.

f)    Withholding Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant’s salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to the restrictions imposed by any and all governmental authorities.

g)    No Rights to Award. No Participant or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge a Participant at any time for any reason whatsoever, with or without good cause.

h)    Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Participant receiving an Award.

i)     Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

9)	Amendments and Termination.

a) Amendments. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Participant affected, the Board may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

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b) Stockholder Approval. To the extent that Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any amendment of the Plan be approved by the stockholders of the Company, no such amendment shall be effective unless and until it is approved by the stockholders in such a manner and to such a degree as is required.

c) Termination. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after October 1, 2007.

10)	Effective Date.

The Plan is effective on October 1, 1997, the date on which it was adopted by the Board of Directors of the Company and the holders of the majority of the Common Stock of the Company.

11)	Governing Law.

The Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of Delaware applicable to contracts made within, and to be performed wholly within, such state, without regard to the application of conflict of laws rules thereof.

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TAG-IT PACIFIC, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Tag-It Pacific, Inc., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Stephen Forte and Lonnie D. Schnell, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on July 31, 2006, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1. To elect the following three nominees as Class III directors:

Mark Dyne	Colin Dyne	Raymond Musci

☐ FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

☐ WITHHELD for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:)

_______________________________________________________________________________

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 100,000,000;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3.
To approve an amendment to the Company’s 1997 Stock Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted under the 1997 Plan from 3,077,500 to 6,000,000 shares;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4.
To approve an amendment to the Company’s 1997 Stock Plan to increase the number of shares of common stock that may be issued pursuant to awards granted to any individual under the 1997 Plan in a single year to 50% of the total number of shares available under the 1997 Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated June 19, 2006 and the accompanying Proxy Statement relating to the Annual Meeting.

Dated:___________________________, 2006

Signature:_____________________________

Signature:_____________________________
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE